SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-BIOVERIS CORPORATION
          GABELLI SECURITTIES, INC.
                       6/19/07           20,000            21.4600
                       6/19/07           15,000            21.4600
          GAMCO ASSET MANAGEMENT INC.
                       6/19/07            1,500            21.4300
                       6/19/07           35,700            21.4500
                       6/18/07              500-           21.4500
                       6/18/07          114,000            21.4475
                       6/15/07           13,900            21.4200
                       6/14/07            9,038            21.4000
                       6/13/07           41,262            21.4000
                       6/12/07            9,400            21.4000
                       6/11/07           70,600            21.4000
          GABELLI ASSOCIATES LTD
                       6/19/07            2,500            21.4400
          GABELLI ASSOCIATES FUND II
                       6/19/07            1,000            21.4300
          GABELLI ASSOCIATES FUND
                       6/19/07            2,500            21.4400
                       6/19/07            2,500            21.4300
          GABELLI FUNDS, LLC.
              GABELLI DIVIDEND & INCOME TRUST
                       6/19/07           23,900            21.4500
                       6/18/07           76,100            21.4475
              GABELLI ABC FUND
                       6/15/07            3,100            21.4106
                       6/12/07            2,500            21.3800

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.